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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)()
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Franklin Bank Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

FRANKLIN BANK CORP.

9800 Richmond, Suite 680
Houston, Texas 77042

April 5, 2004

Dear Stockholder,

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Franklin Bank Corp., which will be held on May 5, 2004 at 9:00 a.m., local time, at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas.

      Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, it is important that your common stock be represented at the meeting. Accordingly, we ask that you please sign, date and return the enclosed proxy card at your earliest convenience.

      On behalf of the Board of Directors and the management of Franklin Bank Corp., I extend our appreciation for your continued support.

Sincerely yours,

/s/ LEWIS S. RANIERI

LEWIS S. RANIERI
Chairman

FRANKLIN BANK CORP.

9800 Richmond, Suite 680
Houston, Texas 77042

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 5, 2004

To our stockholders:

      Notice is hereby given that the Annual Meeting of Stockholders of Franklin Bank Corp. will be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas on Wednesday, May 5, 2004, beginning at 9:00 a.m. (local time), for the following purposes:

(1)	To elect three Class I directors to the Board of Directors, each to serve for a three-year term;

(2)	To ratify the appointment of Deloitte & Touche LLP as our independent auditors; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The Board of Directors has fixed March 22, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof, and only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

      You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,

/s/ DARLENE TREGRE

DARLENE TREGRE
Secretary

Houston, Texas

April 5, 2004

To ensure your shares are represented at the meeting, please complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience, whether or not you plan to attend the meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable at any time before it is voted at the meeting and will be deemed revoked by voting in person at the meeting.

i

FRANKLIN BANK CORP.

9800 Richmond, Suite 680
Houston, Texas 77042

April 5, 2004

PROXY STATEMENT

FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 5, 2004

ABOUT THE MEETING

      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Franklin Bank Corp. for use at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, on Wednesday, May 5, 2004, beginning at 9:00 a.m. (local time), and any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice. This Proxy Statement, the Notice and the enclosed form of proxy are being sent to stockholders on April 5, 2004. References in this Proxy Statement to “we,” “us,” “our” and the “Company” are to Franklin Bank Corp., and references to “the Bank” are to our subsidiary, Franklin Bank, S.S.B.

What is the purpose of the meeting?

      At the meeting, stockholders will act upon the election of directors, the ratification of our independent auditors and any other matters that properly come before the meeting.

Who is entitled to vote at the meeting?

      Holders of common stock of record at the close of business on March 22, 2004 are entitled to notice of and to vote at the meeting. As of March 22, 2004, there were 21,225,263 shares of common stock, $.01 par value per share, issued, outstanding and entitled to vote at the meeting and any adjournment or postponement thereof.

What are the voting rights of stockholders?

      Each share of common stock is entitled to one vote on all matters that may properly come before the meeting.

Who can attend the meeting?

      Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. (local time), and seating will begin at 9:00 a.m. If you attend, please note that you may be asked to present valid photo identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

      Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

      The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum. Shares of common stock represented by a properly signed and returned proxy will be counted as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

How do I vote?

      If the proxy in the enclosed form is properly executed and is received by the Company before or at the meeting, the shares represented thereby will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted FOR the proposed slate of directors and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

What does it mean if I receive more than one proxy card?

      It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

May I revoke my proxy?

      Yes. Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted at the meeting and will be deemed revoked by voting in person at the meeting.

What are the recommendations of our Board of Directors?

      Our Board of Directors’ recommendation is set forth together with the description of each item in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	FOR the election of the nominated slate of directors; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for 2004.

What vote is required to approve each item?

      Approval of each of the nominees for director requires the affirmative vote of the holders of a plurality of the votes cast by the holders of shares entitled to vote. Consequently, any shares represented by proxies that are marked “withhold” will have no impact on the election of directors.

      With respect to the ratification of the appointment of our independent auditors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon will be required for approval. Thus, abstentions and broker-dealer “non-votes” are both counted as votes AGAINST this item.

How will the votes be tabulated?

      Votes will be tabulated by an Inspector of Election appointed by the Company.

Where can I find the voting results of the meeting?

      The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of 2004.

Who pays the cost of soliciting proxies?

      The Company will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or other employees of the Company who will not be specially compensated for such solicitation. Proxies will be solicited in person or by telephone, facsimile or other electronic means. We have engaged The Bank of New York to assist us in the distribution and solicitation of proxies. We have agreed to pay a fee of $1,000 plus expenses for these services. In accordance with the regulations of the Securities and Exchange Commission and the Nasdaq National Market, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of common stock as of the record date.

How can I find more information about the Company?

      We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Copies of the material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. We are listed on the Nasdaq National Market. Reports and other information concerning us may be inspected at the Nasdaq’s offices at 1735 K Street, N.W., Washington, D.C. 20006. We trade under the ticker symbol “FBTX.” Our filings also are available to the public at the Commission’s web site at http://www.sec.gov. We will furnish without charge to each person solicited, upon written request, a copy of our annual report on Form 10-K, including financial statements and schedules but excluding exhibits. Copies of exhibits will be furnished upon payment of our expenses. You may request a copy of our filings by contacting our Investor Relations Department, c/o Franklin Bank Corp., 9800 Richmond, Suite 680, Houston, Texas 77042.

OWNERSHIP OF COMMON STOCK

      Based solely upon information furnished to us, the following table sets forth certain information about the beneficial ownership of our common stock, including the percentage of total shares outstanding, as of March 22, 2004, by:

•	each person who is known by us to beneficially own more than five percent of our common stock;

•	each of our directors;

•	each of our chief executive officer, our chief financial officer and our other named executive officers; and

•	all executive officers and directors as a group.

      Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. You should keep the following in mind as you read the information in the table.

•	The amounts and percentage of our common stock beneficially owned by a holder are reported on the basis of the regulations of the Securities and Exchange Commission that govern the determination of beneficial ownership of securities. Under these regulations, a person or group of persons is deemed to be a “beneficial owner” of a security if that person or group has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security. A person or group of persons is also deemed to be a beneficial owner of any securities with respect to which that person or group has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same security and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest.

•	The percentage of our common stock beneficially owned is based on 21,225,263 shares of our common stock outstanding as of March 22, 2004, and shares of our common stock deemed outstanding pursuant to the definition of beneficial ownership in the preceding paragraph. These shares are deemed to be outstanding when computing the percentage of ownership of each person or group of persons referred to above, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner(1)	Owned	Shares

Franklin Mutual Advisers, LLC(2)	1,224,979	5.7
Lewis S. Ranieri(3)	875,641	4.1
William B. Rhodes(4)	622,040	2.0
John B. Selman	60,000	*
James A. Howard	3,000	*
Lawrence Chimerine, Ph.D.	11,394	*
Daniel E. Cooper	21,278	*
Michael Davitt	31,211	*
David M. Golush(5)	138,989	*
Alan E. Master	10,098	*
Russell McCann	27,408	*
Glenn E. Mealey	18,811	*
Anthony J. Nocella(6)	186,082	*
Robert A. Perro(7)	132,963	*
All executive officers and directors as a group (16 persons)(8)	1,748,179	8.2

*	Less than 1%

(1)	The address of each of our directors and officers is c/o Franklin Bank Corp., 9800 Richmond Avenue, Suite 680, Houston, Texas 77042.

(2)	The information concerning Franklin Mutual Advisers, LLC is based solely on information provided by it. The address of Franklin Mutual Advisers is 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078. Franklin Mutual Advisers is an investment adviser registered under the Investment Advisers Act of 1940. Franklin Mutual Advisers is the investment adviser to investment companies or other managed accounts which are the beneficial owners of 1,224,979 shares of our common stock. Pursuant to investment advisory agreements between Franklin Mutual Advisers and its advisory clients, Franklin Mutual Advisers is vested with all investment and voting power with respect to these shares. Franklin Mutual Advisers is a wholly-owned subsidiary of Franklin Resources, Inc., a diversified financial services organization. Neither Franklin Resources nor Franklin Mutual Advisers has any interest in dividends or proceeds from the sale of our common stock beneficially owned by Franklin Mutual Adviser’s advisory clients, and each of Franklin Resources and Franklin Mutual Advisers disclaims beneficial ownership of these shares.

(3)	Includes 693,241 shares beneficially owned by Mr. Ranieri, 165,300 shares issuable upon exercise of options transferred to Mr. Ranieri by Ranieri & Co., and 17,100 shares issuable upon exercise of options held by Ranieri & Co. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below.

(4)	Includes 200,000 shares beneficially owned by Mr. Rhodes and 33,600 shares held by The T&T Master Limited Partnership, of which a company controlled by Mr. Rhodes is the general partner. Also includes 77,472 shares held by each of the Tesha Ella Insko Trust and the Megan E. Insko Trust, which are trusts established for the benefit of Mr. Rhodes’ daughter Tesha Ella Insko and granddaughter Megan E. Insko. Also includes 77,472 shares held by each of the Tina G. Ehrlich Trust, the William G. Bolling Trust and

the Ashley N. Bolling Trust. A member of Mr. Rhodes’ immediate family is co-trustee of the William G. Bolling Trust and the Ashley N. Bolling Trust. Mr. Rhodes is not the trustee of any of these trusts, but holds a proxy to vote such shares pursuant to loans to these trusts.

(5)	Includes 59,189 shares beneficially owned by Mr. Golush. Also includes 79,800 shares issuable upon exercise of options transferred by Ranieri & Co. to JRDJ Associates, LLC, a limited liability company controlled by Mr. Golush. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below.

(6)	Includes 30,434 shares beneficially owned by Mr. Nocella and 98,648 shares held by the Anthony & Ruth Nocella Family Partnership L.P., a limited partnership controlled by Mr. Nocella. Also includes 57,000 shares issuable upon exercise of options transferred by Ranieri & Co. to the Anthony & Ruth Nocella Family Partnership. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below.

(7)	Includes 24,663 shares beneficially owned by Mr. Perro. Also includes 108,300 shares issuable upon exercise of options transferred by Ranieri & Co. to Mr. Perro. See “Certain Relationships and Related Transactions — Ranieri & Co., Inc.” below.

(8)	We have granted an aggregate of 385,351 options to purchase shares of our common stock under our 2002 Stock Option Plan to Messrs. Cooper, Davitt, McCann, Mealey and Nocella in the amount of 52,983, 52,500, 55,483, 52,983 and 140,000, respectively. In addition we have granted each director, except Messrs. Howard and Nocella, 3,000 options to purchase shares of our common stock under our 2002 Stock Option Plan.

GOVERNANCE OF THE COMPANY

Committees of Our Board Of Directors

      Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. A brief description of these committees is set forth below.

      Audit Committee. Our Audit Committee is appointed by our Board of Directors to assist the Board in monitoring the integrity of our financial statements, our independent auditor’s qualifications and independence, the performance of our audit function and independent auditors, and our compliance with legal and regulatory requirements. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee.

      Pursuant to the charter of the Audit Committee, the Audit Committee consists of at least three directors who meet the independence and experience requirements of the Nasdaq (our common stock is listed on the Nasdaq National Market), and the federal securities laws. From October 2003 through March 12, 2003, our Audit Committee consisted of Alan E. Master, Lawrence Chimerine, Ph.D. and F. William Bonito. Mr. Bonito was added to our Board in October 2003 in connection with our initial public offering as an additional independent director who qualified as an Audit Committee financial expert under the Securities and Exchange Commission’s rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

      Mr. Bonito resigned from the Board of Directors in March 2003. Thereafter, the Nominating and Corporate Governance Committee recommended the election of James A. Howard, C. P. A., to replace Mr. Bonito. Mr. Howard is independent within the meaning of the Nasdaq’s rules and qualifies as an Audit Committee financial expert under the Securities and Exchange Commission’s rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. On March 16, 2004 Mr. Howard was elected to the Board of Directors by the remaining members of the Board to fill the vacancy created by Mr. Bonito’s resignation. See “Item 1 — Election of Class I Directors — Nominees for Class I Directorships — Terms Expiring in 2007” for additional information about Mr. Howard, who is a nominee for election to the Board of Directors at the upcoming annual meeting of stockholders.

      The full text of the Audit Committee’s charter is attached to this Proxy Statement as Annex I and is available free of charge within the corporate governance section of our Internet website, at www.bankfranklin.com. The information contained on or connected to our Internet website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with or furnish to the Securities and Exchange Commission.

      Compensation Committee. Our Compensation Committee is appointed to review and recommend policy relating to compensation and benefits of our directors and employees, and to be responsible for determining the compensation of our Chief Executive Officer and other executive officers. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans. The Compensation Committee reviews and evaluates, at least annually, its performance and that of its members, including compliance of the Compensation Committee with its charter. The Compensation Committee is also responsible for reviewing and recommending to the Board of Directors all persons to be elected as executive officers of the Company and for producing the annual report on executive compensation required to be included in our annual proxy materials under the federal securities laws.

      Pursuant to the charter of the Compensation Committee, the Compensation Committee consists of at least three directors who meet the independence requirements of the Nasdaq and applicable standards of independence prescribed for purposes of any federal securities, tax and other laws relating to the Committee’s duties and responsibilities, including Section 162(m) of the Internal Revenue Code. The members of the Compensation Committee are Dr. Chimerine and Messrs. Master and Rhodes, with Dr. Chimerine serving as Chair.

      The full text of the Compensation Committee’s charter is attached to this Proxy Statement as Annex II and is available free of charge within the corporate governance section of our Internet website, at www.bankfranklin.com.

      Nominating and Corporate Governance Committee. Pursuant to the charter of the Nominating and Corporate Governance Committee, the Committee must consist of at least three directors who meet the Nasdaq independence requirements and any standards of independence as may be prescribed under the federal securities laws relating to the Committee’s duties and responsibilities. The members of our Nominating and Corporate Governance Committee are Dr. Chimerine and Messrs. Master and Rhodes, with Mr. Master serving as Chair. Our Nominating and Corporate Governance Committee is appointed to assist our Board of Directors in promoting the best interests of the Company and our stockholders through the implementation of sound corporate governance principles and practices. The Committee seeks to accomplish this goal by, among other things, assisting our Board of Directors in identifying individuals qualified to become Board members, and recommending to our Board of Directors the director nominees for the next annual meeting of stockholders, reviewing the qualifications and independence of the members of our Board of Directors and its various committees on a regular basis, recommending to our Board of Directors corporate governance guidelines and reviewing such guidelines on a regular basis to confirm that the guidelines and the Committee’s charter remain consistent with sound corporate governance practices and with any legal, regulatory or Nasdaq requirements, as well as leading our Board of Directors in its annual review of Board performance.

      The Nominating and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors at an annual or special meeting if the names of such persons are submitted within the time periods and in accordance with the procedures established in our Bylaws governing nominations by stockholders to be made at such meetings. Section 2.4 of our Bylaws, which is available in the corporate governance section of our Internet website, provides a procedure by which stockholders may make director nominations at an annual or special meeting of the stockholders. These procedures are designed to provide for the orderly consideration of nominees at meetings of stockholders, and so require stockholders desiring to make such nominations to provide notice of such intention, accompanied by biographical information about the proposed nominee and information confirming the stockholder’s share ownership, to the Secretary of the Company in advance of the meeting.

      In order to recommend a candidate to the Nominating and Corporate Governance Committee for consideration as a potential nominee at an annual meeting of stockholders, the proposing stockholder must deliver notice in writing to the Secretary of the Company at its principal office not less than 90 days nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held. The Bylaws provide a similar advance notice procedure to be followed with respect to special meetings. The stockholder’s notice to the Company must be accompanied by the information required to be disclosed about the nominee in a proxy statement prepared in accordance with the federal securities laws. In addition, it must be accompanied by a notarized affidavit from the nominee to the effect that (1) the nominee is eligible for election as a director, (2) if elected the nominee will serve, and (3) the nominee understands that, as a director of the Company, the nominee will owe a fiduciary duty to the Company and its stockholders. The notice must also be accompanied by written evidence establishing that the stockholder is a stockholder of record of the Company and identifying the name, address, number of shares beneficially owned by the stockholder and certain other information specified in Section 2.4 of our Bylaws.

      Under its charter, the Committee is to assist the Board of Directors in identifying individuals qualified to become Board members. The Committee, which was established in connection with the Company’s initial public offering in December 2003, has not developed any formal process for identifying and evaluating potential nominees for director. Prior to becoming a public company, the Company utilized a flexible and informal process for such purposes, relying upon input received from current members of the Board of Directors and an assessment of the business needs of the Company. In connection with a prior acquisition, the Company agreed to include certain individuals on the Board of Directors for a limited period of time. See “Certain Relationships and Related Transactions — Agreement and Plan of Reorganization.” During 2004, the Committee will begin consideration of formalizing the process for identifying potential nominees for director, including consideration of criteria for Board membership. Until this process is completed, the Committee expects to continue its prior approach to the process of identifying potential nominees for director, considering the needs of the Company and input from existing directors and other sources as appropriate. In evaluating potential nominees, the Committee will consider, in the context of the needs of the Company, the potential nominee’s independence, age, diversity, skills and experience in the context of the needs of the Company, among other factors. See the Corporate Governance Guidelines included in Annex III to this Proxy Statement.

      The Nominating and Corporate Governance Committee has not established any minimum requirements for directors. The Corporate Governance Guidelines provide a non-exclusive list of factors to be considered in assessing the qualifications of potential board members, including age, diversity, skills, experience and whether they would satisfy applicable definitions of independence. These factors would be considered in evaluating any nominee recommended by a stockholder. In addition, the Nominating and Corporate Governance Committee believes that the ability to work constructively in a collaborative environment is a quality necessary for the effective functioning of a director. The Nominating and Corporate Governance Committee may choose not to consider or nominate a candidate proposed by a stockholder if no vacancy exists on the Board of Directors and the Committee does not perceive a need to increase the size of the Board.

      The full text of the Nominating and Corporate Governance Committee’s charter and the related Corporate Governance Guidelines are attached to this Proxy Statement as Annex III. We also make these documents available free of charge within the corporate governance section of our Internet website, at www.bankfranklin.com. The information contained on or connected to our Internet website is not incorporated by reference into this Proxy Statement and should not be considered part of this or any other report that we file with or furnish to the Securities and Exchange Commission.

Independence

      Dr. Chimerine and Messrs. Howard, Master, Rhodes and Selman, constituting a majority of the members of our Board of Directors, satisfy the Nasdaq requirements for independence.

Communications with Board of Directors

      Stockholders who wish to communicate with the Board of Directors may submit their communications in writing, addressed to the Board of Directors or a particular member of the Board, c/o Corporate Secretary,

Franklin Bank Corp., 9800 Richmond, Suite 680, Houston, Texas 77042. Communications submitted by stockholders will be reviewed by the Company to ensure they relate to the business of Company. Communications determined not to relate to the business of the Company, or which are frivolous, offensive or otherwise inappropriate for consideration by the Board of Directors, will not be forwarded to the Board of Directors.

      The procedure to be followed in communicating with the Company’s Board of Directors has been included in the corporate governance section of the Company’s Internet website, at www.bankfranklin.com. The Company is continuing to evaluate the efficacy of this procedure, and may modify it if circumstances require. Any modifications to the procedure will be posted promptly in the corporate governance section of the Company’s Internet website.

Attendance at Meetings

      During 2003, the Board of Directors met five times, and there were 14 committee meetings (12 for the Audit Committee and two for the Compensation Committee). The Nominating and Corporate Governance Committee did not meet during 2003. Each director attended all of the meetings of the Board of Directors. Each director (except Mr. Golush, who was absent for one Audit Committee meeting) attended all meetings of the committees on which he served. Mr. Bonito, who was elected to the Board of Directors in October 2003, attended all of the meetings of the Board of Directors and the Audit Committee occurring after the date of his election. Although we have no formal policy with respect to our directors’ attendance at annual meetings of stockholders, we encourage them to attend, and each director serving at the time of our 2003 Annual Meeting of Stockholders attended such meeting.

Report of the Audit Committee

      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

      The charter of the Audit Committee specifies that the purpose of the Committee is to assist the Board in its oversight of:

•	the integrity of the financial statements of the Company;

•	the independent auditor’s qualifications and independence;

•	the performance of the Company’s audit function and independent auditors; and

•	the compliance by the Company with legal and regulatory requirements.

      The Audit Committee met 12 times during 2003. From January 1, 2003 to October 29, 2003 the Audit Committee, consisting of Dr. Chimerine (Chair) and Messrs. Golush, Master and Perro met seven times. In anticipation of the Company’s initial public offering, an Audit Committee consisting of Messrs. Bonito (Chair), Master and Dr. Chimerine was established. From October 29, 2003 through December 31, 2003 the Audit Committee met five times.

      As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent auditors the audited financial statements prior to their issuance. These reviews included discussion with Deloitte & Touche LLP, the independent auditors, of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of the written disclosures and letter from Deloitte & Touche LLP to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

      Taking all of these reviews and discussions into account, the Audit Committee on March 9, 2003 recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

F. William Bonito, Chair
Lawrence Chimerine, Ph.D.
Alan E. Master
March 9, 2004

EXECUTIVE COMPENSATION

      The following table sets forth information concerning total compensation received for services rendered to us since our inception in August 2001 by our Chief Executive Officer and our four other most highly compensated executive officers.

Summary Compensation Table

	Compensation			Long-Term Compensation

		Salary/		Restricted	Securities
		Consulting		Stock	Underlying	LTIP	All Other
		Fee	Bonus	Award(s)(3)	Options/SARS	Payouts	Compensation(4)
	Year	($)	($)	($)	(#)	($)	($)

Anthony J. Nocella(1)	2003	$254,000	$158,707	$441,293	30,000	$—	$—
President & Chief	2002	145,000	—	—	110,000	—	6,000
Executive Officer
Daniel E. Cooper(2)	2003	150,000	59,511	165,489	17,500	—	—
Executive Vice President &	2002	106,900	—	—	35,483	—	1,750
Managing Director —	2001	22,000	—	—	—	—	—
Mortgage Lending
Glenn Mealey(2)	2003	150,000	59,511	165,489	17,500	—	—
Executive Vice President &	2002	106,900	—	—	35,483	—	3,000
Managing Director — Credit	2001	22,000	—	—	—	—	—
and Administration
Michael Davitt	2003	127,000	59,511	165,489	22,500	—	—
Executive Vice President &	2002	62,500	—	—	—	—	3,000
Managing Director — Commercial Lending
Russell McCann(2)	2003	127,000	59,511	165,489	20,000	—	—
Executive Vice President &	2002	106,900	—	—	35,483	—	—
Chief Financial Officer	2001	22,000	—	—	—	—	—

(1)	Annual Compensation for 2002 represents the salary paid to Mr. Nocella from his hire date on April 10, 2002.

(2)	Annual Compensation for 2002 represents the salary paid to Messrs. Cooper, Mealey and McCann from their hire date on April 10, 2002, plus consulting fees we paid to them from January 1, 2002 through April 9, 2002. Annual Compensation for 2001 for these same executives represents consulting fees we paid to them from our inception in August 2001.

(3)	As of December 31, 2003, Mr. Nocella held 30,434 shares of common stock and each of Messrs. Cooper, Davitt, Mealey and McCann held 11,413 shares of common stock under their old employment agreements. The amount reported for 2003 is the fair market value at the date of grant. The common stock and the rights associated with such ownership are fully vested, but the stock is restricted as to transfers until April 1, 2005.

(4)	In 2002 we made contributions to each executive’s account in our Simple IRA Plan in the amounts of $6,000 (for Mr. Nocella), $1,750 (to Mr. Cooper) and $3,000 (to each of Messrs. Mealey and Davitt).

Option Grants in Last Fiscal Year

      The following table contains information concerning individual grants of stock options made during the last completed fiscal year to the executive officers named under “Executive Compensation.”

					Potential Realizable
					Value at Assumed
	Number of	Percent of Total			Annual Rates of Stock
	Securities	Options/SARS			Price Appreciation For
	Underlying	Granted to			Option Term
	Options/SARS	Employees in	Per Share	Expiration
Name	Granted	2003	Exercise Price	Date	5%	10%

Anthony J. Nocella	30,000	12%	$12.00	4/29/2013	$226,402	$573,747
Daniel E. Cooper	17,500	7	12.00	4/29/2013	132,068	334,686
Glenn Mealey	17,500	7	12.00	4/29/2013	132,068	334,686
Michael Davitt	22,500	9	12.00	4/29/2013	169,802	430,310
Russell McCann	20,000	8	12.00	4/29/2013	150,936	382,498

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table contains information concerning the exercise of stock options (exercised and unexercised) during the last completed fiscal year by the executive officers named under “Executive Compensation,” as well as information concerning the number and value of unexercised options.

			No. of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
	No. of Shares		December 31, 2003		December 31, 2003
	Acquired on	Value Realized
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony J. Nocella	—	—	—	140,000	—	1,200,000
Daniel E. Cooper	—	—	—	52,983	—	441,847
Glenn Mealey	—	—	—	52,983	—	441,847
Michael Davitt	—	—	—	52,500	—	427,500
Russell McCann	—	—	—	55,483	—	459,347

Compensation of Directors

      Currently, each Bank director who is not an employee of the Bank receives an annual retainer of $12,000 for service on the Bank’s Board of Directors and a fee of $500 for each Board meeting of the Bank that he attends. If a meeting of our Board of Directors is held on a day on which no meeting of the Bank’s Board of Directors occurs, each director who is not an employee of the Bank receives a fee of $500 for attending such meeting. The chair of the Bank’s Audit Committee receives an additional annual retainer of $10,000, and the chairs of each of the Company’s Compensation Committee and Nominating and Corporate Governance Committee receive an additional annual retainer of $5,000. Each member of the Company’s Audit, Compensation and Nominating and Corporate Governance Committees receives a fee of $350 for each committee meeting he attends. If a meeting of our Audit Committee is held on a day on which no meeting of the Bank’s Audit Committee occurs, each Audit Committee member who is not an employee of the Bank receives a fee of $350 for attending such meeting. In addition, each member of the credit committee of the Bank’s Board who is not an employee of the Bank receives a fee of $350 for each credit committee meeting that he attends.

      We have established a long-term incentive plan in which non-employee directors of the Company and the Bank are eligible to participate. Each of our non-employee directors, except Mr. Howard, has been granted 3,000 options under our 2002 Stock Option Plan, none of which are currently vested. See “Employee Benefit Plans” below.

Employment Agreements

      We have entered into letter agreements regarding the employment of Messrs. Nocella, Cooper, Mealey, Davitt and McCann. In addition to the compensation summarized in “Executive Compensation — Summary Compensation Table” above, these agreements provide for severance payments of six months’ pay upon termination without “cause.”

Change of Control Agreements

      We have entered into change of control employment agreements with Messrs. Nocella, Cooper, Mealey, Davitt and McCann. The change of control employment agreements have three-year terms, which will extend for one year upon each anniversary unless we give notice not to extend. If a “change of control” occurs during the term of an agreement, then the agreements will become operative for a fixed three-year period and supersede any non-change of control employment agreements that the executive officers may enter into.

      The agreements provide generally that the executive officers’ terms and conditions of employment (including position, location, compensation and benefits) will not be adversely changed during the three-year period after a change of control. If we terminate the executive officers’ employment (other than for cause, death or disability), if the executive officer resigns for “good reason” during such three-year period or if the executive officer resigns for any reason during the 30-day period commencing on the first anniversary of the change of control (or upon certain terminations in connection with or in anticipation of a change of control), the executive officer will be generally entitled to receive in a lump sum within 30 days of the date of termination:

•	the executive officer’s base salary through the date of termination and any bonuses that have been determined, but not paid;

•	any reimbursable business expenses that have not been reimbursed;

•	a pro rata bonus through the date of termination based on the higher of (1) the executive officers’ most recent annual bonus or (2) the highest bonus paid to the executive officer during the three years prior to the change of control;

•	an amount equal to the “multiple” (as described below) times the executive officer’s annual base salary and the higher of (1) the executive officer’s most recent annual bonus or (2) the highest bonus paid to the executive officer during the three years prior to the change of control; and

•	a lump-sum payment equal to the benefits that would have accrued to the executive officer under our qualified and non-qualified defined benefit pension plans if the executive officer had remained our employee for a number of years equal to the “multiple.”

      In addition, the executive officer will be entitled to continued welfare benefits and perquisites for a number of years equal to the “multiple,” and outplacement services. For purposes of the agreements, the “multiple” is three in the case of Mr. Nocella and two in the case of each of the other named executive officers.

      Under the terms of the change of control employment agreements, we will be responsible for paying all legal fees and expenses reasonably incurred by an executive officer in any dispute concerning the interpretation or enforcement of the agreement plus interest.

      In addition, in the event that any of the executive officers become subject to an excise tax under Section 4999 of the Internal Revenue Code, the agreements generally will provide for an additional payment to the executive officer so that the executive officer will be placed in the same after-tax position as if no such excise tax had been imposed.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of our executive officers serve as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers who serve on our Board or Compensation Committee. None of the members of our Compensation Committee has been an employee of the Company or any of its subsidiaries. See “Certain Relationships and Related Transactions — Agreement and Plan of Reorganization” for a discussion of the circumstances related to the election of Mr. Rhodes to the Board of Directors.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee annually reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and sets the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of Chief Executive Officer compensation, the Committee considers appropriate factors, such as the Company’s performance and relative stockholder return, the value of similar incentive grants or awards to chief executive officers at comparable companies, and the grants or awards given to the Chief Executive Officer in past years.

      The Committee also periodically reviews and approves the compensation of the Company’s other executive officers, taking into account peer group practices and other appropriate factors, such as corporate and individual performance and historical compensation practices for such officers. The Committee also provides general oversight of the Company’s compensation and benefits plans, policies and programs that pertain to employees other than executive officers.

      Compensation for Franklin Bank Corp.’s Chief Executive Officer, Mr. Nocella, was determined based on the same criteria as the compensation for other executive officers. His base salary and target bonus for 2003 were approved by the Compensation Committee in December 2002, prior to the Company’s initial public offering. At the time of such approval, the Compensation Committee consisted of Messrs. Ranieri, Golush, Nocella and Perro. Mr. Nocella did not participate in the committee’s consideration or approval of his compensation for 2003. Mr. Nocella’s Long Term Incentive Compensation Plan award of restricted stock was determined according to his letter agreement which was entered into at the time of his employment in 2002.

      In evaluating Mr. Nocella’s 2003 performance, the Compensation Committee used both quantitative and qualitative criteria. For 2003, they included earnings of $3.2 million for 2003; the successful completion at the high end of the price range for our initial public offering; capital strength, as evidenced by the continued qualification of Franklin Bank, S.S.B. as “well capitalized”; growth in assets to $2.3 billion, from $365.7 million at the end of 2002; and the continuation of strong asset quality.

Members of the Compensation Committee

Lawrence Chimerine, Ph.D., Chair
Alan E. Master
William B. Rhodes
March 9, 2004

STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total return to holders of our common stock for the period from December 18, 2003, when trading in our common stock commenced on The Nasdaq Stock Market’s National Market, through December 31, 2003, against the cumulative total return of

•	the Russell 3000 Index,

•	the Banks Index, and

•	The Nasdaq Stock Market Composite Index.

Comparison of Cumulative Total Return

Assumes Initial Investment of $100
Through December 2003

Notes:

(1)	Assumes $100 invested on December 18, 2003 in our common stock, at a price of $17.80 per share, the closing price on the first day of trading in our common stock. The Russell 3000 Index is an index of the largest 3,000 companies incorporated in the United States and its territories. The Bank Index is a market weighted index prepared by the Professional Services Division of Zack’s Investment Research, Inc. The Nasdaq Composite Index prepared by The Nasdaq Stock Market, Inc. is a market weighted index covering all common stock (approximately 5,000 issues) listed on Nasdaq.

(2)	Stockholder returns over the indicated period shown in the graph above should not be considered indicative of future stockholder returns.

EMPLOYEE BENEFIT PLANS

Franklin Bank Corp. 2002 Stock Option Plan

      Background. Our Board of Directors established the 2002 Stock Option Plan, which was approved by our stockholders, under which options to purchase an aggregate of 775,000 shares of our common stock could be granted. We do not intend to grant any additional options under this plan, and all granting authority under the 2002 plan terminated, upon the completion of our initial public offering.

      A stock option grants the holder the right to purchase common stock in the future at a price fixed at the time the option is granted. The options may be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, or nonqualified stock options. Eligible participants included our employees and directors and those of our subsidiaries. As of December 31, 2003, we had granted to our officers and employees options to purchase an aggregate of 513,205 shares of our common stock, and to our non-employee directors options to purchase an aggregate of 21,000 shares of our common stock, under this plan.

      Administration. The plan is administered by the Compensation Committee of our Board of Directors. The Committee will designate eligible participants to receive the options, the number of shares subject to the options, and the terms and conditions of each option granted under the plan. Incentive stock options, however, may only be granted to our employees or those of our subsidiaries. The exercise price of options granted under the plan will be paid in full by cash, check, money order, wire transfer, or, at the Committee’s discretion, by shares of our common stock already owned by the optionee or by withholding shares of our common stock to be issued that have a fair market value equal to the aggregate exercise price of the option. In addition, when an option is exercised the Committee may, at its discretion, cash out all or a portion of the shares to be issued by paying the optionee, in cash or stock, the excess of the fair market value of the common stock over the option price times the number of shares for which the option is being exercised.

      The Committee is authorized to interpret the plan and the agreements executed pursuant to the plan, to prescribe such rules and regulations relating to the plan as it may consider advisable, and to determine the terms, restrictions and provisions of each option grant, including provisions for the vesting of options. The Committee may accelerate the vesting of an option for any reason at its discretion.

      Tax Treatment of Options. The plan provides for the granting of incentive stock options or nonqualified stock options. Options of one type may be made separately or in conjunction with options of another type. The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to stock options. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

      Under the Internal Revenue Code, a participant does not realize taxable income upon the grant of a non-qualified stock option. A participant does, however, realize ordinary income upon the exercise of a nonqualified stock option to the extent that the fair market value of the common stock on the date of exercise exceeds the option price. We are generally entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant, provided that we properly report the amount of such compensation for federal tax purposes. Upon the subsequent sale of the shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant, although there will be no tax consequences for us.

      A participant does not realize taxable income upon the grant of an incentive stock option. The exercise of an incentive stock option also does not result in taxable income, provided that the holding period requirements specified in the Internal Revenue Code are satisfied, although such exercise may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, which is two years from the date of grant and one year from the date of exercise of the incentive stock option, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Different rules apply if the participant disposes of the shares of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the applicable holding period.

      Amendment; Termination. Our Board of Directors may terminate or amend the plan at any time, but no such termination or amendment may impair the rights of a holder of a grant under the plan without the consent of the holder. Without stockholder approval, however, the Board of Directors: may not, except as provided in the plan (1) amend the plan to increase the maximum number of shares which may be issued under the plan, (2) change the class of persons eligible to participate in the plan, (3) extend the applicable maximum option period for exercise or surrender of an option grant, or (4) decrease to any extent the option price of an option granted under the plan; and may not withdraw the administration of the plan from the Committee.

      Miscellaneous. The plan does not permit a holder of an option grant to assign or hypothecate his or her interest in the plan except by an optionee’s will or the law of descent and distribution and, in the case of a non-qualified option, pursuant to a qualified domestic relations order or in a direct or indirect transfer to the optionee’s children or family members, unless otherwise determined by the Compensation Committee. No person, whether under the plan or pursuant to any contract in connection with the plan, may create a lien on any funds, securities, or other property held under the plan. Nothing contained in the plan confers on any employee any right with respect to continuation of employment or service with us or any of our affiliates or restricts in any way our right or that of any of our affiliates to terminate his or her employment or service at any time.

      Upon a “change in control,” as defined in the plan, all outstanding options under the plan will, in the Committee’s discretion:

•	terminate after a specified period of time for exercise;

•	be cancelled in exchange for an amount of cash per share equal to the excess, if any, of the fair market value of the shares subject to the option over the exercise price of the option; or

•	be substituted by the surviving entity.

      No additional option grants may be granted under the plan. The plan remains in effect as to option grants made prior to the completion of our initial public offering until such grants have been satisfied or have expired.

Franklin Bank Corp. 2004 Long Term Incentive Plan

      Our Board of Directors has established the Franklin Bank Corp. 2004 Long Term Incentive Plan, which has been approved by our stockholders.

      Purpose. The purpose of this plan is to give us a competitive advantage in attracting, retaining and motivating our officers, employees, directors and/or consultants and to provide us and our subsidiaries and affiliates with a stock plan providing incentives directly linked to the profitability of our businesses and increases in our stockholder value.

      Eligible Individuals. Directors, officers, employees and consultants of, and prospective employees and consultants of, us and our subsidiaries and affiliates are eligible to participate in the plan. As of December 31, 2003, there were approximately 54 persons eligible to participate in the plan. We have not granted any awards under this plan.

      Administration. The plan is administered by the Compensation Committee of our Board of Directors. The Committee is authorized to delegate certain administrative responsibilities to individuals selected by it in its discretion. The Committee will determine the eligible individuals to whom and the time or times at which awards will be granted, the number of shares subject to awards to be granted to any eligible individual, the duration of any award cycle, and any other terms and conditions of the grant, in addition to those contained in the plan. Each grant under the plan will be confirmed by and subject to the terms of an award agreement.

      Authorized Shares. The maximum number of shares of common stock that may be delivered to participants and their beneficiaries under the plan is 1,000,000. No participant may be granted awards covering in excess of 50,000 shares of common stock in any calendar year. Shares subject to an award under the plan may be authorized and unissued shares or may be treasury shares. No more than 500,000 shares of restricted stock may be issued during the term of the plan.

      If any award is forfeited, or if any option (or stock appreciation right, if any) terminates, expires or lapses without being exercised, or if any stock appreciation right is exercised for cash, shares of common stock subject to such awards will again be available for distribution in connection with awards under the plan. If the option price of any option or the strike price of any freestanding stock appreciation right is satisfied by delivering shares of our common stock (by either actual delivery or by attestation), only the number of shares of common stock delivered to the participant net of the shares of common stock delivered to us or attested to will be deemed delivered for purposes of determining the maximum numbers of shares of common stock available for delivery under the plan. To the extent any shares of common stock subject to an award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the plan. The maximum number of shares of common stock that may be issued pursuant to options intended to be incentive stock options is 1,000,000 shares.

      In the event of certain types of corporate transactions or restructurings, such as stock splits, mergers, consolidations, separations, spin-offs, reorganizations, liquidations, reorganizations, or other distributions of our stock or property (including an extraordinary stock or cash dividend), the Committee or the Board may make adjustments in the aggregate number and kind of shares reserved for issuance under the plan, in the maximum share limitations upon stock options, incentive stock options, stock appreciation rights and other awards to be granted to any individual, in the number, kind and option price or strike price of outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the plan, and any other equitable substitutions or adjustments that the Committee or the Board determine to be appropriate in their sole discretion.

      Stock Options. Stock options may be granted alone or in addition to other awards. Stock options may be “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code) or nonqualified stock options, as designated by the Committee and specified in the option agreement setting forth the terms and provisions of the options. The term of each stock option will be fixed by the Committee, but no incentive stock option may be exercised more than 10 years after the date it is granted. The exercise price per share of common stock purchasable under a stock option will be determined by the Committee but, except in the case of stock options granted in lieu of foregone compensation, may not be less than the fair market value of the common stock on the date of grant. Options granted under the plan cannot be repriced without stockholder approval. Except as otherwise provided in the plan, stock options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee, and the Committee may at any time accelerate the exercisability of a stock option. The plan contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of options held by optionees whose employment with us terminates by reason of death, disability, retirement, or otherwise. The plan provides that the Committee may establish procedures permitting an optionee to elect to defer to a later time the receipt of shares issuable upon the exercise of a stock option and/or to receive cash at such later time in lieu of the deferred shares.

      Stock Appreciation Rights. Stock appreciation rights, or SARs, may be granted separately or in tandem with all or part of any stock option granted under the plan. A stock appreciation right granted separately from any stock option under the plan is called a freestanding SAR. A stock appreciation right granted in tandem with a stock option under the plan is called a tandem SAR. A tandem SAR will terminate and will no longer be exercisable upon the termination or exercise of the related stock option. A tandem SAR may be exercised by an optionee, at the time or times and to the extent the related stock option is exercisable, by surrendering the applicable portion of the related stock option in accordance with procedures established by the Committee. Upon exercise, a tandem SAR permits the optionee to receive cash, shares of common stock, or a combination of cash or stock, as determined by the Committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share of common stock on the date of exercise over the per share exercise price of the related stock option, multiplied by the number of shares with respect to which the tandem

SAR is exercised. A freestanding SAR will have the term determined by the Committee at the time of grant, which may be up to ten years. Except in the case of freestanding SARs granted in lieu of compensation, the strike price cannot be lower than the fair market value of the stock on the grant date. The strike price cannot be repriced without stockholder approval. The Committee can determine exercisability restrictions on freestanding SARs at the time of grant. Upon exercise, a freestanding SAR permits the holder to receive cash, shares of common stock, or a combination of cash or stock, as determined by the Committee. The amount of cash or the value of the shares is equal to the excess of the fair market value of a share of common stock on the date of exercise over the strike price, multiplied by the number of shares with respect to which the freestanding SAR is exercised. The plan contains provisions, which apply unless otherwise determined by the Committee, regarding the vesting and post-termination exercisability of freestanding SARs held by an individual whose employment with us terminates by reason of death, disability, retirement or otherwise.

      Restricted Stock. The plan authorizes the Committee to grant restricted stock to individuals with such restriction periods as the Committee may designate. The Committee may also provide at the time of grant that restricted stock cannot vest unless applicable performance goals are satisfied. If the grant is intended to be a “qualified performance-based award,” these goals must be based on the attainment of specified levels of one or more of the following and other measures: revenue growth; earnings before interest, taxes, depreciation, and amortization; earnings before interest and taxes; operating income; pre- or after-tax income; earnings per share; cash flow; cash flow per share; return on equity; return on invested capital; return on assets; economic value added (or an equivalent metric); share price performance; total stockholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels. These goals may be established on a corporate-wide basis or with respect to one or more business units, divisions, or subsidiaries and can be on an absolute or relative basis. A “qualified performance-based award” is a grant of restricted stock or performance units designated as such by the Committee at the time of grant based upon a determination that (1) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Internal Revenue Code in the year in which we would expect to be able to claim a tax deduction with respect to such performance unit awards, and (2) the Committee wishes such grant to qualify for the $1 million exemption from the limitation on deductibility of compensation with respect to any covered employee imposed by Section 162(m) of the Internal Revenue Code. The Committee will specify the performance goals to which any “qualified performance-based award” will be subject. No more than 50,000 shares of common stock may be subject to “qualified performance-based awards” granted to any participant in any fiscal year.

      The provisions of restricted stock awards (including any applicable performance goals) need not be the same with respect to each participant. During the restriction period, the Committee may require that the stock certificates evidencing restricted shares be held by us. Restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. Restricted stock is forfeited upon termination of employment, unless otherwise provided by the Committee. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

      Performance Units. Performance units may be granted either alone or in addition to other awards granted under the plan. Performance units may be performance-based stock awards or performance-based cash awards. Performance units may be granted subject to the attainment of performance goals and/or the continued service of the participant. As noted above, performance units can be “qualified performance-based awards.” At the conclusion of the award cycle, the Committee will evaluate the degree to which any applicable performance goals have been achieved and the performance amounts earned, and will cause to be delivered the amount earned in either cash or shares, at the election of the Committee. Except to the extent otherwise provided in the applicable performance unit agreement or the plan, all rights to receive cash or stock in settlement of performance units will be forfeited upon a participant’s termination of employment for any reason during the award cycle or before any applicable performance goals are satisfied, unless the Committee, in its discretion, waives any or all remaining payment limitations with respect to such participant’s performance units. However, the Committee may not waive the satisfaction of the applicable performance goals in the case of performance units that are “qualified performance-based awards” unless the participant’s employment is terminated by reason of death or disability or is terminated by us without cause or by the participant for good reason.

      Other Stock-Based Awards. Other awards of common stock and other awards that are valued by reference to, or otherwise based upon, common stock, including (without limitation) dividend equivalents and convertible debentures, may also be granted under the plan, either alone or in conjunction with other awards.

      Transferability of Awards. Awards are nontransferable other than by will or the laws of descent and distribution. However, in the discretion of the Committee, nonqualified stock options and stock appreciation rights may be transferred as expressly permitted by the Committee, including pursuant to a transfer to members of the holder’s immediate family. The transfer may be made directly or indirectly or by means of a trust or partnership or otherwise. Stock options and stock appreciation rights may be exercised only by the initial holder, any such permitted transferee or a guardian, legal representative or beneficiary.

      Change in Control. Unless provided otherwise by the Committee at the time of grant, in the event of a change in control (as defined in the plan), any option or stock appreciation right that is not then exercisable and vested will become fully exercisable and vested, any restrictions on shares of restricted stock will lapse, and performance units will be deemed earned and payable in full in cash. In addition, unless otherwise provided by the Committee at the time of grant, if a stock option or stock appreciation right holder’s employment is terminated by us other than for cause, death or disability or if such holder voluntarily resigns for good reason during the twenty-four month period following a change in control, such holder may exercise the option or stock appreciation right until at least the first anniversary of such termination or the end of such other period determined by the Committee, unless the term of the option expires first. If the Committee so provides, in the event of a change in control, a holder of a nonqualified stock option or a freestanding stock appreciation right may have the right, for 60 days after the change in control, to surrender all or part of the stock option or stock appreciation right and receive cash for the excess of (1) the greater of (a) the highest price paid per share if the change in control is a tender offer or an exchange offer or (b) the highest trading price of a share of common stock during the 60-day period preceding the change in control (or, under some circumstances, the value of the consideration for each share of common stock paid in the change of control, if higher) over (2) the exercise price of the stock option or strike price of the stock appreciation right, whichever is applicable.

      Effectiveness, Amendments And Termination. The plan was approved by our stockholders on October 29, 2003 and became effective on December 22, 2003. The Board may at any time amend, alter, or discontinue the plan but may not impair the rights of a holder of outstanding awards without the holder’s consent, except for an amendment made to comply with applicable law, stock exchange rules or accounting rules. No amendment may be made without the approval of our stockholders to the extent such approval is required by applicable law or stock exchange rules. The Committee may amend the terms of any outstanding stock option or other award, but no such amendment may cause a “qualified performance-based award” to cease to qualify for the Section 162(m) exemption or impair the rights of any holder without the holder’s consent, except an amendment made to cause the plan or award to comply with applicable law, stock exchange rules or accounting rules. The Committee’s authority to amend any award is subject to the condition that the Committee may not cause any such award to cease to qualify as a “qualified performance-based award.”

      In the event an award is granted to an individual who is employed outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the grant as they pertain to such individual to achieve the purposes of the plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Ranieri & Co., Inc. We are a party to a three-year, nonexclusive consulting agreement with Ranieri & Co., Inc., or Ranieri & Co., a company controlled by Mr. Ranieri, dated November 4, 2002, pursuant to which Ranieri & Co. provides, among other services, strategic planning advice and guidance, asset and liability management advice, and other strategic advice. In exchange for such services, Ranieri & Co. receives a fee of

$500,000 per year, payable ratably on a monthly basis. Ranieri & Co. also was originally granted a ten-year, irrevocable option to purchase an aggregate of 570,000 shares of our common stock exercisable at $10.00 per share, which became exercisable in full as a result of the completion of our initial public offering. We granted this option to Ranieri & Co. under a stock option agreement, dated as of November 4, 2002, in partial consideration for the services to be provided by Ranieri & Co. to us under the consulting agreement.

      The stock option agreement provides that the option may be exercised in whole or in part at any time during the ten-year period beginning on the date of the agreement, by sending us a written notice to that effect. Any purchase of shares under the option is subject to compliance with the applicable regulations of the Securities and Exchange Commission, the Texas Savings and Loan Department, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation and the receipt of any applicable regulatory approvals. The type and number of shares or securities subject to the option, and the exercise price, are subject to adjustment in the event of any change in our common stock by reason of a stock dividend, split-up, merger, recapitalization, combination, exchange of shares, or similar transaction. The stock option agreement provides that the option may not be sold, transferred, pledged or hypothecated unless we have been supplied with evidence reasonably satisfactory to us that such disposition is not in violation of the Securities Act of 1933. In addition, the option and the right to purchase the underlying shares may be transferred only to one or more persons, each of whom on the date of transfer is an employee, officer, director, member, partner, stockholder or other equity interest holder of the option holder or its “affiliates” (defined to mean any person or entity who controls, is controlled by, or is under common control with, the holder). Upon any such transfer, the transferee will be entitled to all of the benefits, and subject to all of the limitations, of Ranieri & Co., as the original holder of the option, and will be treated for all purposes as such original holder.

      On June 10, 2003, Ranieri & Co. transferred 552,900 of its options to certain equity holders and employees of Ranieri & Co. and Hyperion Ventures, which was controlled by Mr. Ranieri, and certain of our directors and officers, at a price of $1.52 per option share. See “Ownership of Common Stock” above. Mr. Ranieri has the right to purchase from these transferees at the same price up to two-thirds of the total options transferred by Ranieri & Co. (other than those held by Mr. Ranieri) or any shares issued pursuant to such options, if such repurchase right is exercised on or prior to April 9, 2004, and thereafter and prior to April 9, 2005 up to one-third of the total options transferred (other than those held by Mr. Ranieri) or any shares issued pursuant to such options. Following these transfers by Ranieri & Co., we entered into new option agreements with each of the transferees of the options with substantially the same terms as the Ranieri & Co. stock option agreement.

      The consulting agreement, as amended by letter agreement dated December 15, 2003, requires that Ranieri & Co. perform its services in conformity with the highest business, trade and professional standards and utilizing the degree of skill, care and supervision necessary to ensure that services are performed in a timely fashion and in accordance with the professional standards customary in the industry. We may terminate the agreement at any time if we determine that the services provided by Ranieri & Co. do not satisfy the performance standards contained in the agreement. Upon termination by us, Ranieri & Co. will forfeit its right to all fees, except to the extent the fees have been previously paid (or accrued and not paid). If a change of control occurs, as defined in the agreement, the consulting agreement will be cancelled and we will be obligated to pay to Ranieri & Co. all cash fees and expenses due through the date of the change of control. The December 15, 2003 letter agreement also amended the stock option agreement to provide that the termination of the consulting agreement will not result in the forfeiture of any portion of the option.

      Agreement and Plan of Reorganization. We acquired the Bank on April 9, 2002 pursuant to the terms of the Agreement and Plan of Reorganization, dated as of October 3, 2001, as amended, by and among Franklin Bank Corp. (formerly BK2 Inc.), BK2 Bank, S.S.B., and the Bank. In this reorganization agreement we have agreed for a limited period of time to certain restrictions on our activities, which are discussed below.

      The reorganization agreement requires, for a three-year period after the closing of the acquisition, that we include in our recommended slate of nominees for election to our Board of Directors two persons who were serving as directors of the Bank at the time the acquisition was completed. Messrs. Rhodes and Selman were elected and serve on our Board of Directors pursuant to that requirement.

      Directors and Officers. Mr. Perro is the Chief Financial Officer and a Managing Director and Vice President of Ranieri & Co., and was an officer of Hyperion BK2 LLC, the sole general partner of Hyperion Ventures, prior to its dissolution. Kristina Dillon, our Vice President — Administration, is the daughter of Mr. Nocella. In addition, Jack Selman, the son of John B. Selman, acted as counsel to Highland Lakes Bancshares Corporation and Lost Pines Bancshares, Inc. at the time we acquired them.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers to file reports of holdings and transactions in our common stock with the Securities and Exchange Commission. Based on our records and other information, we believe that all Section 16(a) Securities and Exchange Commission filing requirements applicable to our directors and executive officers for fiscal 2003 were timely met.

ITEM 1 — ELECTION OF CLASS I DIRECTORS

      Our Certificate of Incorporation and Bylaws provide that our Board of Directors be divided into three classes, each serving for staggered three-year terms. Class I directors will be elected at the annual meeting. Our Board’s nominees for Class I directorships are Lawrence Chimerine, Ph.D., James A. Howard and Anthony J. Nocella.

      The principal occupation and other information regarding the nominees and the other directors whose terms of office will continue after the meeting are set forth below. Information about the share ownership of the nominees and the other directors can be found in “Ownership of Common Stock” above.

Nominees for Class I Directorships — Terms Expiring in 2007

      Lawrence Chimerine, Ph.D., 63, a director of the Company since April 2002, has served as President of his own economic consulting firm, Radnor International Consulting, Inc., since 1990. From 1993 to 2000, he was also the Managing Director and Chief Economist of the Economic Strategy Institute in Washington, D.C. From 1979 to 1987, Dr. Chimerine served as Chairman and CEO of Chase Econometrics and from 1987 to 1990 served as Chairman and CEO of the WEFA Group, both of which provide economic consulting services. He was the Manager of Economic Research for the IBM Corporation from 1965 to 1979, as well as the Senior Economic Advisor at Data Resources, a subsidiary of McGraw-Hill, Inc. from 1991 to 1994. He has served, and is currently serving, as a director of Sanchez Computer Associates, Inc. and on the boards or advisory boards of several private corporations. Dr. Chimerine has served on several governmental advisory committees and has testified before major U.S. Congressional Committees. He has made numerous economic presentations to businesses and organizations throughout the United States and internationally and has made several guest appearances on various financial and business news telecasts. Dr. Chimerine received a B.S. in Mathematics from Brooklyn College and a Ph.D. in Economics from Brown University.

      James A. Howard, C. P. A., 74, a director since March 2004, has for the past 19 years served as a Certified Public Accountant, a Certified Insurance Receiver, a Special Deputy Receiver for the Texas Department of Insurance, a Federal bankruptcy trustee and a consultant to businesses. Mr. Howard was a partner in the international accounting firm Touche Ross & Co. (the predecessor of Deloitte & Touche LLP) from 1969 to September 1985. While a partner there he accumulated 16 years audit and general services experience for financial institutions, including commercial banks, savings and loan companies and life insurance companies. He served for eight years as a member of the firm’s financial institutions industry committee. Upon his retirement from the accounting firm, he became a self-employed business consultant providing business planning, personal financial planning and management advisory services to financial institutions, among other entities. He also has served by court appointment as Federal bankruptcy trustee for a number of businesses, supervising the sale of assets by the bankrupt estate. From July 1988 to February 1998 he served as liquidating trustee of Nash Phillips/ Copus, Inc., one of the largest residential homebuilders in the United States. From February 1991 through February 2004, he served by appointment of the Texas Department of Insurance as

Special Deputy Receiver and since July 17, 2002 has served by court appointment as receiver for Tesher Corp. Mr. Howard is a Certified Public Accountant, a Certified Insurance Receiver, a charter member of the International Association of Insurance Receivers, a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants and a past member of the Board of Directors of the American Diabetes Association.

      Anthony J. Nocella, 62, a director of the Company since April 2002, has served as our President since April 2002 and our Chief Executive Officer since July 2002. He has served as the Chairman, Chief Executive Officer and President of the Bank since April 2002. He was co-founder, Vice Chairman, Director of Bank United Corp. and was Chief Financial Officer of Bank United Corp. from its inception in 1988 until its merger with Washington Mutual in February 2001. He founded and managed commercial banking, financial markets (mortgage banking and capital markets) and was Chairman of the brokerage division of that bank. Mr. Nocella directed the issuance of the first commercial mortgage-backed bonds (REMIC), and the first single-family residential REMIC issued by Salomon Brothers and FNMA, and brought three companies public, Bank United Corp. (1996), PSFS (1983) and Humana, Inc., formerly American Medicorp, Inc. (1970). From 1988 to 1990, Mr. Nocella provided consulting services to Bank United Corp., as well as other financial institutions as President of Nocella Management Company, a firm that specialized in asset and liability management consulting for financial institutions. From 1981 to 1987, Mr. Nocella served as Executive Vice President and Chief Financial Officer of Meritor Financial Group, as well as President and founder of its commercial banking/financial markets arm, Meritor Financial Markets. During his 13 years at Meritor (1974 to 1987), he also served as President of PSFS Management Company, the holding company of The Philadelphia Saving Fund Society, the nation’s largest savings institution at the time. Mr. Nocella’s other positions have included Controller and Director of Financial Services for American Medicorp, Inc., Senior Managing Auditor and Consultant for KPMG Peat Marwick and adjunct professor of finance at St. Joseph’s University and Drexel University. Mr. Nocella, a Certified Public Accountant, received an undergraduate degree in accounting from LaSalle University and an M.B.A. in computer science and finance from Temple University. He also completed the Graduate Bank Financial Management Program of the Wharton School at the University of Pennsylvania. Mr. Nocella is a delegate and member of the Basel II Committee of the America’s Community Bankers, Past Chairman and a director of the Texas Savings and Community Bankers Association, and delegate and Past President and Key Member of the Financial Executives Institute. Mr. Nocella also serves on the National Association of Home Builders Mortgage Roundtable.

The Board of Directors recommends a vote FOR each of the nominees.

Class II Directors — Terms Expiring in 2005

      David M. Golush, 59, a director of the Company since April 2002, has been a private investor since February 2001. He was formerly associated with Ranieri & Co. from 1987 through 2000. He is a limited partner in the general partner of Hyperion Partners and Hyperion Partners II. Mr. Golush was a director of Bank United Corp. from its formation in 1988 until its merger with Washington Mutual, Inc. in February 2001. Prior to joining Ranieri & Co., Mr. Golush was employed by Salomon Brothers from 1972 to 1987 and was Vice President from 1975. From 1984 to 1987, he was Chief Administrative Officer of Salomon Brothers’ Mortgage and Real Estate Department. Prior to joining Salomon Brothers he held various positions in public accounting and private industry. Mr. Golush has been licensed as a certified public accountant in the State of New York since 1972. Mr. Golush received a B.B.A. from the University of Cincinnati. He is Treasurer of the New York Police & Fire Widows’ and Children’s Benefit Fund, Inc., a member of the boards of the Jewish Federation of Central New Jersey, the New Jersey Common Cause, the Center for Civic Responsibility and Security Guaranty Holdings, Inc.

      Alan E. Master, 64, has been a director of the Company since April 2002. He began his career with Chemical Bank in 1961 as a commercial lending officer, became a regional Office Head and later served as President or senior executive in banks in Miami, Florida. In 1973, he joined Barnett Banks of Florida, Inc. as President and CEO of a major subsidiary and subsequently led the merger of five subsidiaries of Barnett.

Other career positions have included President, CEO, Vice Chairman and Chief Financial Officer of United Americas Bank of New York, 1977 to 1979; Executive Vice President and Director of The Merchants Bank of New York, 1979 to 1983; President and CEO, Ensign Bank FSB, New York City, 1983 to 1990; director of Bank United Corp., Houston, Texas, 1995 to 2001; President and CEO, The Master Group, specializing in financial services consulting, 1991 to present. Assignments from 1996 to 2001 included Director of Private Banking — USA, Bank Hapoalim, New York City and the Private Clients Group of UBS Paine Webber, Inc., New York City. Mr. Master is a former director of Beyond Guide, Inc., was a member of the Board of Trustees of the Hyperion Government Mortgage Trust II and is a former member of the Advisory Boards of Hyperion Partners, Hyperion Partners II and the Johnson Graduate School of Management, Cornell University. Mr. Master received a B.A. from Cornell University and completed all course work in finance and accounting in the M.B.A. program at the New York University Graduate School of Business Administration.

      William B. Rhodes, 65, has served as a director of the Company since April 2002. Since 1968, Mr. Rhodes has been the President and owner of Preferred Stampings of Texas Inc., a company located in Round Rock, Texas, engaged in the business of manufacturing components for the hi-tech industry. Mr. Rhodes has been a Board member of the Bank since 1998 and prior to joining the Board of the Bank was a director of Horizon Bancorp., Inc., in Austin, Texas. The agreement pursuant to which we acquired the Bank requires, for a three-year period after the closing of the acquisition, that we include in our recommended slate of nominees for election to our Board of Directors two persons who were serving as directors of the Bank at the time the acquisition was completed. Mr. Rhodes was initially elected to the Board of Directors pursuant to that requirement.

Class III Directors — Terms Expiring in 2006

      Lewis S. Ranieri, 57, is our Chairman and has been a director since we were founded in 2001. He is the prime originator and a founder of the private investment limited partnerships of Hyperion Partners L.P. and Hyperion Partners II L.P. (“Hyperion”) and chairman and/or director of various other entities owned directly and indirectly by Hyperion. He is also Chairman and Director of Hyperion Capital Management, Inc., a registered investment advisor. Mr. Ranieri also serves as Chairman, Chief Executive Officer and President of Ranieri & Co., Inc., a private investment advisor and management corporation, as well as Chairman of Five Mile Capital Partners LLC, a sponsor and manager of private investment funds. He previously served as Chairman and Director of Bank United Corp., a publicly-held savings and loan holding company headquartered in Houston, Texas, from its inception in 1988 until its merger with Washington Mutual, Inc. in February 2001.

      Prior to forming Hyperion Partners L.P., Mr. Ranieri was Vice Chairman of Salomon Brothers, Inc. and is generally considered by many to be the “father” of the securitized mortgage market. Mr. Ranieri helped develop the capital markets as a source of funds for housing and commercial real estate, established Salomon Brothers’ leadership position in the mortgage-backed securities area, and also led the effort to obtain federal legislation to support and build the market. At Salomon Brothers, Mr. Ranieri had responsibility for the firm’s activities in the mortgage, real estate and government-guaranteed areas.

      Regarded as an expert and innovator in both the mortgage and capital markets, Mr. Ranieri has served on the National Association of Home Builders Mortgage Roundtable continuously since 1989. In recognition of his dedication and lifelong achievements in the housing industry, Mr. Ranieri was inducted into the National Housing Hall of Fame. He is also a recent recipient of the lifetime achievement award given by the Fixed Income Analysts Society, Inc., and was subsequently inducted into their Hall of Fame for outstanding practitioners in the advancement of the analysis of fixed income securities and portfolios.

      Mr. Ranieri also serves on the boards of directors of Computer Associates International, Inc., a publicly-traded corporation, and Reckson Associates Realty Corp., a publicly traded REIT, and is Chairman of American Financial Realty Trust, also a publicly-traded REIT. He also acts as a trustee or director of Environmental Defense Fund and The Metropolitan Opera Association, and is Chairman of the Board of American Ballet Theatre.

      Robert A. Perro, 51, a Certified Public Accountant, has been a director of the Company since April 2002. He has been a Managing Director, Vice President and Chief Financial Officer at Ranieri & Co., Inc. since 1993. He also has been a Vice President of the controlling entity for Hyperion Partners II L.P. since its inception in 1995. In addition, he is a director of Merrick Bank Corporation and an officer and/or director of various holding companies owned by Hyperion. Merrick Bank is a Utah Industrial Loan Corporation specializing in the issuance of credit cards to the non-prime and unbanked sector. He is also an officer of Five Mile Capital Partners LLC, a sponsor and manager of private investment funds. Prior to joining Ranieri & Co., Mr. Perro was a partner in a public accounting firm and then head of his own accounting firm. Mr. Perro holds a B.B.A. from Bernard Baruch College of the City University of New York and an M.S. in Taxation from C.W. Post College of Long Island University.

      John B. Selman, 72, a director of the Company since April 2002, is an attorney with over 30 years of experience in banking. Mr. Selman is Chairman of the Board of Grand Mountain Bank, FSB, in Granby, Colorado. He was the Chairman of the Bank prior to our acquisition of it in 2002 and served as Chairman of the Board of Highland Lakes Bank and Lost Pines National Bank from 1981 to 1987. Mr. Selman has also been a director of several other central Texas financial institutions. Mr. Selman has been of counsel to Selman, Munson & Lerner P.C., a law firm in Austin, Texas, which concentrates in business transactions and regulatory bank law, since 1986, and from 1989 to 2000 was of counsel to Silver, Freedman & Taff, L.L.P., a Washington, D.C., law firm which specializes in representing financial institutions. Mr. Selman is a graduate of the University of Texas at Austin with a business and law degree. He is a director of the Midwest Savings Conference and President of the Church Food Pantry in Austin. An active Catholic layman, Mr. Selman has been honored by the Catholic Church as a Knight of the Holy Sepulcher. The agreement pursuant to which we acquired the Bank requires, for a three-year period after the closing of the acquisition, that we include in our recommended slate of nominees for election to our Board of Directors two persons who were serving as directors of the Bank at the time the acquisition was completed. Mr. Selman was initially elected to the Board of Directors pursuant to that requirement.

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Board has appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP in 2003 are described under “Fees to Independent Auditors for 2003 and 2002” below. Additional information regarding the Audit Committee is provided in “Governance of the Company — Report of the Audit Committee” above.

      Representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board recommends a vote FOR ratification of the appointment of

Deloitte & Touche LLP as the Company’s independent auditors for 2004.

      In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

Fees to Independent Auditors for 2003 and 2002

      The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for 2003 and 2002 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for 2003 and 2002.

	2003	2002

	(In thousands)
Audit fees	$195	$87
Audit-related fees(1)	120	74
Tax fees	-0-	-0-
All other fees	-0-	-0-

Total	$315	$161

(1)	Audit related fees for 2003 included fees for assistance in connection with our initial public offering. Audit related fees for 2002 included fees for assistance in connection with our private offering of common stock.

      All services performed for the Company by the independent auditor must be pre-approved by the Audit Committee in accordance with the Audit Committee Charter. In determining whether to approve services to be performed by the independent auditor, the Audit Committee considers the independent auditor’s knowledge of the Company, the services to be performed and whether another company can provide similar services to the Company at comparable cost.

      All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

DATES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      In order for proposals submitted by stockholders to be included in the Company’s Proxy Statement and proxy relating to the Company’s annual meeting of stockholders for 2005, such proposals must be received by the Company at its principal executive office no later than December 6, 2004. In order for proposals submitted by stockholders (including proposals relating to any nomination for directors) to otherwise be brought before the Company’s annual meeting of stockholders for 2005, such proposals must be received by the Secretary of the Company at our principal executive offices, in the form required in the Company’s Bylaws, no earlier than November 6, 2004 and no later than February 4, 2005. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

      You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By Order of the Board of Directors,

/s/ DARLENE TREGRE

DARLENE TREGRE
Secretary

ANNEX I

CHARTER OF THE

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF FRANKLIN BANK CORP.

October 2003

I.	Purpose

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

II.	Committee Membership

      The Audit Committee shall consist of no fewer than three members, each of whom shall meet the independence and experience requirements of the NASDAQ, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder (taking into account any permitted transition periods with respect to any new independence requirements).

      The members of the Audit Committee shall be appointed and may be replaced by the Board.

III.	Meetings

      The Audit Committee will meet periodically, but not less frequently than quarterly, and will meet at such other times as it deems appropriate. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Written minutes of Committee meetings shall be maintained.

IV.	Committee Authority and Responsibilities

      The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the outside auditors (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

      The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to engage and determine funding for independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee. The Audit Committee shall be responsible for ensuring its receipt from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard 1, and the Audit Committee shall be responsible for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking appropriate action to oversee the independence of the independent auditor.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

      2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

      3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls over financial reporting and any special steps adopted in light of material control deficiencies.

      4. Review and discuss quarterly reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

      6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

      7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

      9. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

      10. Ensure that a public announcement of the Company’s receipt of an audit opinion that contains a going concern qualification is made promptly.

Oversight of the Company’s Relationship with the Independent Auditor

      11. Review and evaluate the lead partner of the independent auditor team.

      12. Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

      13. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, or the audit partner responsible for reviewing the audit, as required by law.

      14. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

      15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

      16. Subject to prior Audit Committee approval, the Audit Committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. Accordingly, the Audit Committee (or any member of the Audit Committee to whom the Audit Committee has delegated pre-approval authority) may from time-to-time pre-approve any such permitted tax services, which pre-approval shall be set forth in the records of the Audit Committee. The Audit Committee will periodically review its pre-approval policy and any pre-approved services, and shall make changes and modifications thereto as it determines, subject to compliance with applicable law and NASDAQ requirements, which changes or modifications need not be set forth in this Charter.

Oversight of the Company’s Internal Audit Function

      17. Review the retention and replacement of the outsourced internal audit firm.

      18. Review the significant reports to management prepared by the outsourced internal audit firm and management’s responses.

      19. Discuss with the independent auditor and management the internal audit function’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

      20. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

      21. Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its subsidiary and affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

      22. Review with management outstanding items and resolution of items brought to the Compliance and Management Controls Committee and to review the Company’s major financial risk exposures and the process management has taken to monitor such risks.

      23. Review and, as appropriate (taking into consideration, among other things, the potential for conflicts of interest), approve all Related Party Transactions, and review all Related Party Transactions on an ongoing basis, including for purposes of determining continued appropriateness. “Related Party Transactions” shall mean transactions of the type required to be disclosed by the Company in filings with the Commission pursuant to Item 404 of Regulation S-K of the Commission. No member of the Committee having an interest in any such Related Party Transaction shall participate in any decision regarding the appropriateness of such transaction.

      24. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, all in accordance with Section 10A(m)(4) of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

      25. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

      26. Discuss with the Company’s Compliance Officer legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

V.	Limitation of Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

*     *     *     *     *

ANNEX II

CHARTER OF THE

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS OF FRANKLIN BANK CORP.

I.	Authority and Composition

      The Committee is established pursuant to Section 2.11 of the Bylaws of Franklin Bank Corp. (the “Corporation”). Committee members are appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee, and may be replaced by the Board. The Committee must consist of at least three Directors, each of whom shall meet the independence requirements of the NASDAQ (subject to any applicable transition periods permitted under the NASDAQ requirements) and any standards of independence as may be prescribed for purposes of any federal securities, tax or other laws relating to the Committee’s duties and responsibilities, including Section 162(m) of the Internal Revenue Code. The Committee Chairman shall be appointed by the Board.

      The Committee may also appoint a Secretary, who need not be a Director, and may delegate to its Chairman such power and authority as the Committee deems to be appropriate, except such powers and authorities required by law to be exercised by the whole Committee or by a subcommittee of at least two members.

II.	Purposes of the Committee

      The Committee is appointed to discharge the Board’s responsibilities relating to compensation of the Corporation’s directors and executive officers. The Committee has overall responsibility for evaluating and approving the director and executive officer compensation plans, policies and programs of the Corporation.

      The Committee is also responsible for producing the annual report on executive compensation required to be included in the Corporation’s proxy statement pursuant to applicable federal securities rules and regulations.

III.	Duties and Responsibilities of the Committee

      The following activities are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate, subject to compliance with applicable NASDAQ, federal securities, tax and other legal and self-regulatory requirements.

      A. The Committee shall annually review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation. In determining the long-term incentive component of Chief Executive Officer compensation, the Committee will consider appropriate factors, such as the Corporation’s performance and relative shareholder return, the value of similar incentive grants or awards to chief executive officers at comparable companies, and the grants or awards given to the Chief Executive Officer in past years.

      B. The Committee shall periodically review and approve the compensation of the Corporation’s other executive officers, taking into account peer group practices and other appropriate factors, such as corporate and individual performance and historical compensation practices for such officers. The Committee shall be entitled to consider the recommendations of the Chief Executive Officer in connection with the foregoing. The Committee will also provide general oversight of the Corporation’s compensation and benefits plans, policies and programs that pertain to employees other than executive officers.

      C. The Committee shall review with the Chief Executive Officer and any other officer or member of management, as appropriate, the material criteria used by the Chief Executive Officer and management in evaluating employee performance throughout the organization and in establishing appropriate compensation, retention, incentive, severance and benefit policies and programs.

      D. The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms.

      E. The Committee shall periodically review and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans, including but not limited to the Franklin Bank Corp. 2004 Long-Term Incentive Plan, and shall periodically review and make recommendations to the Board with respect to the adoption of or material changes in material employee benefit, bonus, severance and other compensation plans of the Corporation. As appropriate in connection with this process, the Committee shall seek appropriate assurances from internal or external advisors that all compensation and perquisites are appropriate, legally permissible and, where required, properly disclosed to the Corporation’s stockholders.

      F. The Committee shall review any plans, policies or agreements relating to loans to any other employees of the Corporation. This review shall include an assessment regarding legal compliance as well as an evaluation of the benefits and risks to the Corporation of maintaining such loans or programs.

      G. The Committee shall review and assess on a periodic basis the Corporation’s compliance with laws and regulations relating to compensation and employee benefits, ERISA, labor laws, employment discrimination and other human resources matters.

      H. The Committee shall review and assess on a periodic basis the Corporation’s guidelines regarding employee stock ownership and the Corporation’s policies and procedures governing compliance with applicable laws relating to employee ownership of securities of the Corporation.

      I. The Committee shall review and assess on a periodic basis the Corporation’s policies and procedures relating to all 401(k) plans or similar plans maintained by the Corporation to purchase, sell or otherwise acquire or transfer any interest in the equity of the Corporation.

      J. The Committee shall perform such duties and responsibilities as may be assigned to the Committee under the terms of any executive compensation plan.

      The Committee shall:

(a) Report regularly to the Board on its activities; Maintain minutes of its meetings and records relating to those meetings and the Committee’s activities;

(b) Have authority to obtain, at the expense of the Corporation, advice and assistance from internal or external legal, accounting or other advisors, however, no single member of the Committee may engage an adviser or consultant;

(c) Form and delegate authority to subcommittees of one or more Committee members when desired and appropriate;

(d) Review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter; and

(e) Annually review the Committee’s own performance.

IV.	General

      In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

(a) One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

(b) Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; and

(c) Other committees of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

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ANNEX III

CHARTER OF THE

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF
THE BOARD OF DIRECTORS OF FRANKLIN BANK CORP.

I.	Authority and Composition

      The Committee is established pursuant to Section 2.11 of the Bylaws of Franklin Bank Corp. (the “Corporation”). Committee members are appointed annually by the Board and may be replaced by the Board. The Committee must consist of at least three Directors, each of whom shall meet the independence requirements of the NASDAQ (subject to any applicable transition periods permitted under the NASDAQ requirements) and any standards of independence as may be prescribed for purposes of any federal securities laws relating to the Committee’s duties and responsibilities. The Committee Chairman shall be appointed by the Board.

      The Committee may also appoint a Secretary, who need not be a Director, and may delegate to its Chairman such power and authority as the Committee deems to be appropriate, except such powers and authorities required by law to be exercised by the whole Committee or by a subcommittee of at least two members.

II.	Purpose of the Committee

      The Committee is appointed to assist the Board in promoting the best interests of the Corporation and its stockholders through the implementation of sound corporate governance principles and practices. The Committee will accomplish this by, among other things: (1) assisting the Board by identifying individuals qualified to become Board members, and recommending to the Board the Director nominees for the next annual meeting of stockholders; (2) reviewing the qualifications and independence of the members of the Board and its various committees on a regular periodic basis; (3) recommending to the Board the Corporate Governance Guidelines and reviewing such Guidelines on a regular basis to confirm that such Guidelines and this Charter remain consistent with sound corporate governance practices and with any legal, regulatory or NASDAQ requirements; and (4) leading the Board in its annual review of the Board’s performance.

III.	Responsibilities of the Committee

      The following activities are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate, subject to compliance with applicable NASDAQ and federal securities rules and regulations.

      (a) Identify potential candidates for nomination as Directors on an ongoing basis, in such manner as the Committee deems appropriate;

      (b) Recommend to the Board a slate of nominees for election as Directors at the Corporation’s annual meeting of stockholders;

      (c) Recommend to the Board persons to be appointed as Directors in connection with Director vacancies and any newly created directorships;

      (d) Recommend to the Board standards for determining outside director independence consistent with the requirements of the NASDAQ and other legal or regulatory corporate governance requirements and review and assess these standards on a periodic ongoing basis;

      (e) Review the qualifications and independence of the members of the Board and its various committees on a regular basis;

      (f) Oversee the Corporation’s director orientation and continuing education programs;

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      (g) Confirm that each standing Committee of the Board has a Charter in effect and that such Charter is reviewed at least annually by its Committee;

      (h) Review any proposed amendments to the Corporation’s Certificate of Incorporation and Bylaws and recommend appropriate action to the Board;

      (i) Review and assess the adequacy of the Corporate Governance Guidelines of the Corporation and recommend any proposed changes to the Board for approval;

      (j) Review and assess the Corporation’s compliance with the corporate governance requirements established by the NASDAQ and the requirements established under the Sarbanes-Oxley Act, by federal laws and regulations or otherwise as applicable to each of the Corporation and its subsidiaries and controlled affiliates;

      (k) Recommend to the Board such additional actions related to corporate governance matters as the Committee may deem necessary or advisable from time to time;

      (l) Review and assess the Board’s effectiveness in monitoring exceptions to Board-approved policies and guidelines;

      (m) Review and recommend to the Board all persons to be elected as Chairman, Chief Executive Officer and President;

      (n) Review and evaluate from time-to-time as appropriate the Corporation’s succession plans for its Chief Executive Officer and such other key executive officers as the Committee may from time to time determine to be appropriate, and work with the entire Board to nominate and evaluate potential successors to the Chief Executive Officer as appropriate; and

      (o) Receive comments from all Directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board near or following the end of each fiscal year.

      With respect to the responsibilities listed above, the Committee shall:

(a) Report regularly to the Board on its activities;

(b) Maintain minutes of its meetings and records relating to those meetings and the Committee’s activities;

(c) Have the sole authority to retain and terminate any search firm to be used to identify Director candidates and to approve the search firm’s fees and other retention terms;

(d) Have authority to obtain, at the expense of the Corporation, advice and assistance from internal or external legal, accounting or other advisors, however, no single member of the Committee may engage an advisor or consultant;

(e) Form and delegate authority to subcommittees of one or more Committee members when appropriate;

(f) Review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter; and

(g) Annually review the Committee’s own performance.

IV.	General

      In performing their responsibilities, Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

(h) One or more officers or employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

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(i) Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; and

(j) Other committees of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

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FRANKLIN BANK CORP.

CORPORATE GOVERNANCE GUIDELINES

1.	Director Qualifications and Board Composition

      Independence and Qualifications. The Board values independence as a director attribute, and will seek to obtain and maintain a majority of Directors who meet the criteria for independence required by the NASDAQ as promptly as practicable, subject to ensuring that the Board continues to have directors with the experience and other qualifications necessary to serve the best interests of the Corporation and its stockholders. The Board will have a majority of directors who meet the criteria for independence required by the NASDAQ not later than the second anniversary of the completion of the Corporation’s initial public offering of common stock or such earlier period as may be required by the rules of the NASDAQ. The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board and its various committees on a periodic basis as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. Nominees for Directorship will be recommended to the Board by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter. The invitation to join the Board should be extended by the Board itself, by the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board.

      Other Directorships. Directors should advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board.

2.	Director Responsibilities

      Business Judgment; Indemnification. The basic responsibility of the Directors is to exercise their business judgment in good faith to act in what they reasonably believe to be in the best interests of the Corporation. In discharging that obligation, Directors should be entitled to rely on the honesty and integrity of their fellow Directors and the Corporation’s senior executives and outside advisors and auditors. The Directors shall also be entitled to have the Corporation purchase Directors’ and officers’ liability insurance on their behalf, to the benefits of indemnification to the fullest extent permitted by law and the Corporation’s Certificate of Incorporation, Bylaws and any indemnification agreements, and to exculpation from liability for money damages to the extent permitted by state law as provided in the Corporation’s Certificate of Incorporation.

      Meetings. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the Directors before the meeting, and Directors should review these materials in advance of the meeting.

      Matters to be Considered. The Chairman will establish the agenda for each Board meeting. At the beginning of the year the Chairman will establish a schedule of agenda subjects to be discussed during the year (to the degree foreseeable). Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Corporation’s long-term strategic plans and the principal issues that the Corporation will face in the future during at least one Board meeting each year.

      Meetings of Independent Directors. The Independent Directors will meet at regularly scheduled executive sessions.

      Communications. The Board believes that the management speaks for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation. But it is expected that Board members will do this only with the knowledge of

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the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

3.	Board Committees

      Committees and Members. The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Subject to the transition periods set forth in the respective charters of these committees, all of the members of these committees will be independent Directors under the criteria established by the NASDAQ and, in the case of the Audit Committee, Section 10A(m) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Board will have additional standing and temporary committees as appropriate. In general, committee members will be appointed by the Board with consideration of the desires and preferences of individual Directors

      Committee Charters. Each standing committee will have its own charter. The charters will set forth the purposes, goals, responsibilities and authority (consistent with any applicable bylaws or resolutions of the Board) of the committees. The charters will also provide that each committee will annually evaluate its own performance and report the results of this evaluation to the Board.

      Committee Meetings. The chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. The schedule for each committee will be furnished to all Directors.

4.	Director Access to Officers and Employees

      Full Access. Directors have full and free access to officers and employees of the Corporation. Any meetings or contacts that a Director wishes to initiate may be arranged through the CEO or the Corporate Secretary or directly by the Director. The Directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Corporation and does not inappropriately disclose any confidential or sensitive information in the possession of the Director and will, to the extent not inappropriate, copy the CEO on any written communications between a Director and an officer or employee of the Corporation.

      Non-Director Attendance at Board Meetings. The Board welcomes regular attendance at each Board meeting of the appropriate representatives of senior management of the Corporation as shall be determined from time to time, subject to the Board’s right in all instances to meet in executive session or with a more limited number of management representatives. If the CEO wishes to have additional Corporation personnel attendees on a regular basis, this suggestion should be brought to the Board for consideration.

5.	Director Compensation

      The form and amount of Director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter and any NASDAQ or other applicable rules, and that committee will conduct an annual review of Director compensation. The Compensation Committee and the Nominating and Corporate Governance Committees each will consider that Directors’ independence may be jeopardized if Director compensation and perquisites exceed customary levels, if the Corporation makes substantial charitable contributions to organizations with which a Director is affiliated, or if the Corporation enters into consulting contracts with (or provides other indirect forms of compensation to) a Director or an organization with which the Director is affiliated.

6.	Director Orientation and Continuing Education

      All new Directors must participate in the Corporation’s Orientation Program, which should be conducted within two months of the annual meeting at which new Directors are elected or within two months of the time

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the new Director otherwise joins the Board. The orientation will include presentations by senior management to familiarize new Directors with the Corporation’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Ethics, its principal officers, and its internal and independent auditors. All continuing Directors are also invited to attend the Orientation Program.

7.	CEO Evaluation and Management Succession

      CEO Review. The Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors will review the Compensation Committee’s report in order to confirm that the CEO is providing effective leadership for the Corporation in the long-and short-term.

      Succession Planning. The Nominating and Corporate Governance Committee should periodically report to the Board on succession planning. The entire Board will work with the Nominating and Corporate Governance Committee to nominate and evaluate potential successors to the CEO as appropriate. The CEO should make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

8.	Annual Performance Evaluation

      The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee will receive comments from all Directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Corporation and specifically focus on areas in which the Board or management believes that the Board could improve.

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PROXY

FRANKLIN BANK CORP.
9800 Richmond Avenue, Suite 680
Houston, Texas 77042

This Proxy Is Solicited on Behalf of the Board of Directors
for use at the Annual Meeting of Stockholders on Wednesday, May 5, 2004

     The undersigned stockholder of Franklin Bank Corp. (the “Company”) hereby makes, constitutes and appoints Glenn Mealey and Russell McCann, and each of them, as attorneys, agents and proxies with full power of substitution to vote, as designated on the reverse, all of the shares of common stock of the Company held of record by the undersigned as of March 22, 2004 which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (local time) at the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, and at any adjournment or postponement thereof (the “Annual Meeting”), with respect to the proposals described in the Proxy Statement and the Notice of Annual Meeting of Stockholders both dated April 5, 2004, timely receipt of which is acknowledged.

(Continued and to be signed on the reverse side)

FRANKLIN BANK CORP. P.O. BOX 11103 NEW YORK, N.Y. 10203-0103

DETACH PROXY CARD HERE

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

☒ Votes must be indicated (x) in blue or black ink

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE CANDIDATES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND OTHERWISE IN THE DISCRETION OF THE PROXIES.

1.	ELECTION OF CLASS I DIRECTORS to serve until the 2007 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

FOR all nominees listed below (except as listed to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	EXCEPTIONS*	☐

Nominees: Lawrence Chimerine, Ph.D., James A. Howard and Anthony J. Nocella.

(Instructions: To withhold authority to vote for any individual nominee, mark the “EXCEPTIONS*” box and write that nominee’s name on the following blank line.)

Exceptions*

2.	RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company’s independent auditors for 2004.

FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

I plan to attend the Annual Meeting.

☐ Yes	☐ No

To change your address, please mark this box and insert your new address below.  ☐

Please date and sign below exactly as your name appears hereon. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Share Owner Sign Here	Co-Owner Sign Here